Exhibit 99.1

Everspin Reports Third Quarter 2018 Financial Results

Revenue Grows 28% Year-over-Year; Sales of MRAM Products Increase 14% Sequentially

Second Quarter 2018 Financial Results to be Restated to Reflect $770 Thousand decrease in Inventory and increase in Cost of Goods Sold

CHANDLER, Ariz.--(BUSINESS WIRE)--November 8, 2018--Everspin Technologies, Inc. (Nasdaq: MRAM), the world's leading developer and manufacturer of discrete and embedded MRAM, today announced financial results for the third quarter ended September 30, 2018.

Third Quarter and Recent Highlights

  Total revenue of $11.5 million, an increase of 28% year-over-year
  Executed joint agreement with SilTerra to establish additional manufacturing capacity for Toggle products
  Extended length of joint development agreement with GLOBALFOUNDRIES providing both companies more effective controls on their respective development programs
  Everspin 256Mb STT-MRAM will be available on another storage array platform from the company’s leading enterprise storage customer
  Ended quarter with cash balance of $31.4 million

“Third quarter results demonstrated meaningful progress from both a revenue and an operational perspective. The third quarter results show an important return to top line growth for the company. I am pleased with the ongoing improvement our team has made in our Toggle operations and with the traction our 256Mb STT-MRAM product is gaining both within our lead customers and beyond. We remain on track with the planned sampling of our 1Gb STT product next month. And finally, we’ve successfully executed multiple strategic agreements and initiatives that we believe will support longer-term profitable growth,” said Kevin Conley, Everspin’s President and CEO.

Summary of Preliminary Restated Second Quarter Financial Results

Everspin also announced today that the company will be restating its second quarter 2018 financial results due to a discrepancy related to the timing of recognizing scrapped inventory in the amount of $770 thousand. As a result, the company will reflect an additional $770 thousand increase in cost of sales for the three- and six-month periods ended June 30, 2018, which will reduce gross profit and increase both loss from operations and net loss. The company anticipates filing its third quarter 10-Q and an amended second quarter form 10-Q/A on or before November 16, 2018. The second quarter 2018 financials are expected to be restated as follows:

  Company to restate second quarter inventory to $8.9 million, versus $9.6 million previously reported
  Cost of sales to be restated to be $6.2 million, versus $5.5 million as previously reported
  Gross profit to be restated to be $4.5 million, versus $5.3 million as previously reported
  Gross margin to be restated to be 42%, versus the 49% as previously reported
  Loss from operations to be restated to be $7.3 million, versus $6.5 million as previously reported
  Net loss and comprehensive loss to be restated to be $7.4 million, versus $6.6 million as previously reported

Third Quarter Results (Second Quarter 2018 Results as restated for comparison)

Revenue for the third quarter of 2018 was $11.5 million, a 28% increase over the $9.0 million reported in the third quarter of 2017 and a 7.0% increase over the $10.8 million in the previous quarter.

Gross margin for the third quarter of 2018 was 47% compared to gross margin in the third quarter of 2017 of 58% and in the second quarter of 2018 of 42%.

Operating expenses for the third quarter of 2018 were $10.9 million, an increase from the $10.6 million in the year-ago quarter and $11.8 million in the previous quarter.

Net loss for the third quarter of 2018 was $5.6 million, or ($0.33) per share, based on 16.9 million weighted-average shares outstanding, compared with a net loss of $5.4 million, or ($0.43) per share, in the third quarter of 2017 and a net loss of $7.4 million, or ($0.44) per share, in the second quarter of 2018.

Cash and cash equivalents as of September 30, 2018 were $31.4 million as compared to $32.7 million at the end of the second quarter of 2018.

Business Outlook

For the fourth quarter of 2018, Everspin expects revenue to range between $11.8 million and $12.2 million. Net loss per share is expected to range between ($0.22) and ($0.18) based on an average-weighted share count of 17.1 million shares outstanding.

Conference Call

Everspin will host a conference call for analysts and investors today at 5:00 p.m. Eastern Time. Interested participants can access the call by dialing 1-844-889-7788 and providing passcode 7429825. International callers may join the call by dialing +1-661-378-9932, using the same code. The call will also be available as a live and archived webcast in the Investor Relations section of the company’s website at investor.everspin.com.

A telephone replay of the conference call will be available approximately two hours after the call until Thursday, November 15, 2018, at midnight, Eastern Time. The replay can be accessed by dialing 1-855-859-2056 and using the passcode 7429825. International callers should dial +1-404-537-3406 and enter the same passcode at the prompt.

About Everspin Technologies

Headquartered in Chandler, Arizona, Everspin Technologies, Inc. is the worldwide leader in the design, volume production and distribution of Magnetoresistive RAM (MRAM) into markets and applications where data persistence, performance, and endurance are paramount. Serving applications across the data center, industrial, and transportation markets, Everspin has built the strongest and fastest-growing foundation of MRAM users in the world. For more information, visit www.everspin.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding future events that involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, Everspin’s expectations as to the timing of sampling of its 1Gb STT-MRAM product and the statements made under the caption “Business Outlook.” Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, the risks set forth in Everspin’s Form 10-Q filed with the Securities and Exchange Commission on August 9, 2018, under the caption “Risk Factors.” Subsequent events may cause these expectations to change, and Everspin disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

EVERSPIN TECHNOLOGIES, INC.
Condensed Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	September 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$31,438	$12,950
Accounts receivable, net	5,582	4,041
Inventory	9,482	9,837
Prepaid expenses and other current assets	436	590
Total current assets	46,938	27,418
Property and equipment, net	4,438	3,946
Other assets	73	73
Total assets	$51,449	$31,437

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,847	$2,920
Accrued liabilities	8,588	3,748
Deferred income on shipments to distributors	—	1,720
Current portion of long-term debt	4,472	3,987
Total current liabilities	15,907	12,375
Long-term debt, net of current portion	7,928	8,178
Total liabilities	23,835	20,553
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized; no shares issued and outstanding as of September 30, 2018 and December 31, 2017	—	—
Common stock, $0.0001 par value per share; 100,000,000 shares authorized; 17,065,846 and 12,817,201 shares issued and outstanding as of September 30, 2018 and December 31, 2017	2	1
Additional paid-in capital	158,125	128,422
Accumulated deficit	(130,513)	(117,539)
Total stockholders’ equity	27,614	10,884
Total liabilities and stockholders’ equity	$51,449	$31,437

EVERSPIN TECHNOLOGIES, INC.
Condensed Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2018	2017	2018	2017
Product sales	$10,469	$8,323	$29,283	$22,171
Licensing, royalty, and other revenue	1,049	685	7,853	3,642
Total revenue	11,518	9,008	37,136	25,813
Cost of sales	6,109	3,753	17,235	10,549
Gross profit	5,409	5,255	19,901	15,264
Operating expenses:
Research and development	6,453	6,420	19,706	19,236
General and administrative	2,913	3,031	9,461	8,669
Sales and marketing	1,582	1,112	4,661	3,331
Total operating expenses	10,948	10,563	33,828	31,236
Loss from operations	(5,539)	(5,308)	(13,927)	(15,972)
Interest expense	(229)	(178)	(662)	(584)
Other income, net	139	40	315	83
Loss on extinguishment of debt	—	—	—	(246)
Net loss and comprehensive loss	$(5,629)	$(5,446)	$(14,274)	$(16,719)
Net loss per common share, basic and diluted	$(0.33)	$(0.43)	$(0.88)	$(1.35)
Weighted-average shares used to compute net loss per common share, basic and diluted	16,944,660	12,559,812	16,130,882	12,425,390

EVERSPIN TECHNOLOGIES, INC.
Condensed Statement of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2018	2017
Cash flows from operating activities
Net loss	$(14,274)	$(16,719)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,069	837
Loss on disposal of property and equipment	19	—
Stock-based compensation	2,064	1,511
Non-cash loss on extinguishment of debt	—	185
Non-cash interest expense	286	188
Compensation expense related to vesting of common stock to GLOBALFOUNDRIES	709	1,224
Changes in operating assets and liabilities:
Accounts receivable	(1,876)	(527)
Inventory	309	(2,628)
Prepaid expenses and other current assets	154	320
Other assets	—	(11)
Accounts payable	(140)	(333)
Accrued liabilities	4,840	1,109
Deferred income on shipments to distributors	—	323
Shipping term reversal	(39)	—
Net cash used in operating activities	(6,879)	(14,521)
Cash flows from investing activities
Purchases of property and equipment	(1,513)	(2,170)
Net cash used in investing activities	(1,513)	(2,170)
Cash flows from financing activities
Proceeds from the issuance of common stock, net of offering costs	24,524	—
Proceeds from debt	1,000	12,000
Payments on debt	(1,000)	(8,356)
Payments of debt issuance costs	—	(49)
Payments on capital lease obligation	(8)	(7)
Proceeds from exercise of stock options and purchase of shares in employee stock purchase plan	2,364	1,218
Net cash provided by financing activities	26,880	4,806
Net increase (decrease) in cash and cash equivalents	18,488	(11,885)
Cash and cash equivalents at beginning of period	12,950	29,727
Cash and cash equivalents at end of period	$31,438	$17,842
Supplementary cash flow information:
Interest paid	$370	$396
Non-cash investing and financing activities:
Purchase of property and equipment in accounts payable	$183	$764
Issuance of warrants with debt	$43	$—

CONTACT:
Everspin
Charlie Rubin, 510-908-3356
Story Public Relations
charlie@storypr.com
or
Shelton Group
Leanne K. Sievers, 949-224-3874
Investor Relations
sheltonir@sheltongroup.com